Exhibit 99.2

[LOGO] CytRx(R)
       CORPORATION

For Additional Information:

CytRx Corporation
Steven A. Kriegsman                   Carolyn French
Chief Executive Officer               Director of Communications
310/826-5648                          310/826-5648
STEVENK@CYTRX.COM                     CFRENCH@CYTRX.COM


              CYTRX TEAMS WITH WORLD RENOWNED SCIENTISTS TO CREATE
                      OBESITY AND TYPE II DIABETES PROGRAM

       --COMPANY TO FOCUS ON SMALL MOLECULE DRUGS USING RNAI TECHNOLOGY--

LOS ANGELES, CA - SEPTEMBER 17, 2003 - CytRx Corporation (NASDAQ:CYTR) today reached an agreement to form Araios, Inc., a CytRx subsidiary that will develop orally active small molecule based drugs to prevent, treat and cure obesity and type II diabetes. Michael P. Czech, Ph.D., Professor and Chair of Molecular Medicine, and Professor of Biochemistry and Molecular Pharmacology at the University of Massachusetts Medical School (UMMS), will team with prominent scientists affiliated with leading medical institutions, including Harvard Medical School, to form the company.


The new company will be initially funded by CytRx with $7 million. This funding was provided out of the proceeds of CytRx's private placement that was completed yesterday.


CytRx's new subsidiary is an outgrowth of a landmark alliance established in April 2003 with UMMS to use RNA interference (RNAi) technology for the development of novel products for the prevention, treatment and cure of obesity and type II diabetes. The new unit initially will focus on using a genomic and proteomic based drug discovery approach that leverages RNAi to swiftly screen and identify key drug targets and pathways in obesity and type II diabetes. It will then develop orally active medicines against these targets. The formation of the new subsidiary represents a significant evolution of CytRx's business plan, with CytRx becoming a fully staffed drug discovery and development company in the obesity and type II diabetes fields.

"CytRx is UMMS's first commercial partner in developing RNAi technology to treat major illnesses. As a result of this unique transaction with our prominent scientists, they are now the world's leading company in the application of RNAi technology to develop medicines for the treatment of obesity and type II diabetes," said John L. Sullivan, MD, Director of the Office of Research at the University of Massachusetts Medical School. "Based on our relationship with CytRx, I would expect them to be the first RNAi company to have a commercial product in the market for these diseases."


Dr. Czech, a world renowned authority in the field of obesity and type II diabetes, will serve as chairman of the new company's Scientific Advisory Board and as chief scientific advisor. The Scientific Advisory Board is comprised of distinguished physicians and researchers including:


         o        RONALD KAHN,  M.D.,  President and Director,  Joslin  Diabetes
                  Center;   Section  Head  Cellular  and  Molecular  Physiology,
                  Professor of Medicine, Harvard Medical School.

         o LUCIANO ROSSETI, M.D., Director, Albert Einstein College of Medicine Diabetes Research and Training Center.


Dr. Czech has pioneered work using RNAi to selectively inhibit gene expression in metabolic tissues and has developed model systems for studying insulin actions in tissues relevant to diabetes and obesity. Obesity and type II diabetes are associated conditions, with 85% of type II diabetics being overweight. These two metabolic conditions affect more than 85 million Americans and 180 million people worldwide, resulting in more than $100 billion in annual health care expenditures. Current approved drugs for these diseases have unpleasant or serious side effects causing potential health concerns and are only partially effective.

"The application of RNAi technology to drug discovery in metabolic disease is a breakthrough advance," said Dr. Czech. "Araios will take full advantage of this powerful approach, which should greatly accelerate progress toward developing new therapies for obesity and diabetes."


"We are pleased to have attracted the finest minds in the medical world, who are determined to find a cure for obesity and type II diabetes," said Steven A. Kriegsman, CytRx's chief executive officer. "With such renowned scientists and an agile and focused program, CytRx is committed to curing these horrendous diseases. We plan to use all of our pharmaceutical and biotech relationships to develop unique multiple partnership opportunities with the world's largest and finest pharmaceutical companies. We believe our team can rapidly build a pipeline of novel drug candidates for these indications."


Louis J. Ignarro, Ph.D, chairman of the CytRx Scientific Advisory Board and Nobel Laureate in medicine, said, "It is unusual to have amassed such an accomplished group of scientists within an organization to concentrate their attention on one area. Obesity and type II diabetes are debilitating maladies for millions of individuals throughout the world. While true scientific breakthroughs are both challenging and rare, this opportunity holds great promise for success."

In addition to Dr. Czech, Araios has attracted several industry veterans to join its team, including Mark A. Tepper, Ph.D., who will serve as president. Dr. Tepper has over 25 years of experience in biomedical research. For the past 14 years, he has led small molecule and protein therapeutic discovery and early development projects in pharmaceutical and biotechnology companies.

Dr. Tepper most recently was chief executive officer of Arradial, a venture backed microfluids based drug discovery company. He previously held positions as vice president, research and operations at the Serono Pharmaceutical Research Institute, and at the Bristol Myers Squibb Pharmaceutical Research Institute.


"The founders and senior executives at our new subsidiary have more than 50 years of combined research and business experience working in the field of diabetes and obesity," Kriegsman said. "We are excited about the prospects of becoming the premier company in the discovery and development of new medicines to treat this worldwide epidemic."


ABOUT CYTRX CORPORATION

CytRx Corporation is a biopharmaceutical company engaged in the development and commercialization of large-market opportunity products in a variety of therapeutic categories. The company recently formed a broad-based strategic alliance with the University of Massachusetts Medical School to develop novel compounds for obesity, type II diabetes and ALS, including using a promising new technology known as RNA interference (RNAi). CytRx recently licensed from UMMS the exclusive worldwide rights to a DNA-based HIV vaccine technology. CytRx is seeking strategic partners to complete the development of FLOCOR, a product for the treatment of sickle cell disease and which may have applications in cancer and disorders such as stroke and heart attack. The company has licensed its TranzFect delivery technology for DNA-based vaccines for certain diseases. A CytRx subsidiary also holds interests in two development stage genomics-based healthcare companies. For more information, visit CytRx's website at www.cytrx.com.


This press release may contain forward-looking  statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including without limitation risks or uncertainties related to the need to satisfy certain closing conditions for the formation of the new subsidiary, the potential need to fund future operations of the new subsidiary with additional capital, the reliance of the new subsidiary on the efforts of Dr. Czech, the need to recruit and retain scientific personnel for the new subsidiary, the risks and uncertainties in identifying and validating drug targets for the new subsidiary using new RNAi technologies, the time and substantial cost to develop new drugs in the obesity and type II diabetes fields and the risks and uncertainties associated with the development of potential commercial applications for CytRx's RNAi technology in other fields. Additional uncertainties and risks are described in CytRx's most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on Form 10-Q and any current reports on Form 8-K filed since the date of the last Form 10-K. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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